AVIS BUDGET GROUP
INCREASES ITS STOCK REPURCHASE PROGRAM

Company Authorizes Additional $200 Million of Future Share Repurchases

PARSIPPANY, N.J., October 15, 2014 – Avis Budget Group, Inc. (NASDAQ: CAR) today announced that its Board of Directors has increased the Company’s share repurchase authorization by $200 million, which gives the Company $375 million of available repurchase authorization from October 1 going forward.

“Since August 2013, we have repurchased more than $260 million of our outstanding common shares through the end of the third quarter,” said Ronald L. Nelson, Avis Budget Group Chairman and Chief Executive Officer. “We remain committed to delivering value to our shareholders, while maintaining a prudent capital structure and flexibility to execute on our strategic initiatives.”

Under the stock repurchase program, the Company repurchases shares from time to time in open market transactions, and may also repurchase shares in accelerated stock buyback programs, tender offers, privately negotiated transactions or by other means.  Repurchases may also be made under a Rule 10b5-1 plan. The timing and amount of repurchase transactions will be determined by the Company’s management based on its evaluation of market conditions, share price, legal requirements and other factors. The program may be suspended, modified or discontinued at any time without prior notice.

Avis Budget Group is scheduled to report its third quarter 2014 results on Wednesday, October 29.

About Avis Budget Group
Avis Budget Group, Inc. is a leading global provider of vehicle rental services, both through its Avis and Budget brands, which have more than 10,000 rental locations in approximately 175 countries around the world, and through its Zipcar brand, which is the world’s leading car sharing network, with more than 900,000 members. Avis Budget Group operates most of its car rental offices in North America, Europe and Australia directly, and operates primarily through licensees in other parts of the world. Avis Budget Group has approximately 29,000 employees and is headquartered in Parsippany, N.J. More information is available at www.avisbudgetgroup.com.

Forward-Looking Statements
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “will,” “should,” “would,” “may” and “could” or similar words or expressions are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results, including all statements related to future results, expectations or timing and amount of future stock repurchases are also forward-looking statements. Important risks, assumptions and other important factors that could cause future results to differ materially from those expressed in the forward-looking statements are specified in Avis Budget Group's Annual Report on Form 10-K for the year ended December 31, 2013, its Current Report on Form 8-K filed May 12, 2014 and its Quarterly Report on Form 10-Q for the three months ended June 30,2014, included under headings such as “Forward-Looking Statements”, “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Contacts
Media Contact:		Investor Contact:
John Barrows		Neal Goldner
(973) 496-3916		(973) 496-5086
PR@avisbudget.com		IR@avisbudget.com

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